UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2019, the Board of Directors (the “Board”) of Innovative Industrial Properties, Inc. (the “Company”) appointed Mary Allis Curran to the Board, increasing the size of the Board to six members.

Ms. Curran, age 63, spent 25 years at MUFG Union Bank, N.A., during which time she held several executive level positions, including Executive Vice President, Corporate Banking Chief Risk Officer from 2011 to 2014, and Executive Vice President, Head of The Private Bank at Union Bank from 2006 to 2011. Prior to 2006, she spent 17 years in leadership roles in commercial banking.

Ms. Curran currently serves on the Board of Directors, Audit Committee and Enterprise Risk Committee of Banc of California, Inc. (NYSE: BANC), a financial institution. She also serves on the Board of Directors, Nominating/Governance Committee and Compensation Committee for Hunter Industries, a privately held global irrigation, landscape lighting and custom manufacturing company. In addition, Ms. Curran recently served as Chair of San Diego State University’s Campanile Foundation Board and Executive Committee, and currently chairs the university’s Nominating and Governance Committee and serves on the university’s Athletics Committee. Previous board service includes: Chair of the California Bankers Association where she remains involved on the Banker Benefits Board, and Chair of the San Diego Sports Commission. Ms. Curran is a current member of the Corporate Directors Forum, San Diego, The Corporate Director’s Roundtable of Orange County, Women Corporate Directors and the National Association of Corporate Directors (NACD). Ms. Curran is a NACD Governance Fellow, and holds a Bachelor of Science degree in Journalism from the University of Colorado, Boulder and a Master’s degree in Business from San Diego State University.

Ms. Curran will participate in the Company's standard outside director compensation program. In connection with Ms. Curran’s appointment to the Board, she was granted 1,055 shares of restricted common stock under the Company’s 2016 Omnibus Incentive Plan, which vest one year from the date of grant. The restricted stock was granted pursuant to the Form of Restricted Stock Award Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1	Form of Restricted Stock Award Agreement for Directors.(1)

99.1	Press release issued by Innovative Industrial Properties, Inc. on December 31, 2019.

_______

(1)	Incorporated by reference to Innovative Industrial Properties, Inc.'s Registration Statement on Form S-8 (File No. 333-214919), filed with the SEC on December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2019	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer